SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                               FORM 8-KA

                           CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported)
                          November 13, 2001

                    ORS AUTOMATION, INC.
            (Exact name of registrant as specified in its charter)




           Delaware                      0-10854            13-27956-75
(State or other jurisdiction          (Commission          (IRS Employer
    of incorporation)                 File Number)          ID Number)


                            402 Wall Street
                        Princeton, NJ  08540
                 (Address of principal executive offices)


       Registrant's telephone number, including area code (609)924-1667




Item 5. The Form 8-K filed September 20, 2001 is corrected to indicate that the offset of $353,593 owed to the Company by Affiliated Manufactures, Inc., a principal shareholder and principal customer of the Company and listed as accounts receivable in the Form 10-QSB for the quarter ended June 30, 2001, against notes and accrued interest which the Company owes to Affiliated Manufacturers, Inc. is still under negotiation as of November 13, 2001 and therefore will not be reflected in the financial statements for the quarter ending September 30, 2001. It is anticipated that these offsets will be completed before December 31, 2001.


          The Company believes that its available cash flow will only allow it to continue operations until December 31, 2001, unless it is able to generate new sales of its products and services during that period of time, for which there can be no assurance.




Forward Looking Statements

The information provided in this report may contain forward looking statements or statements which express or arguably imply or suggest certain things about the Company's future. These statements are based on assumptions that the Company believes are reasonable, but a number of factors could cause the Company's actual results to differ materially from those expressed or implied by these statements. Investors are advised to review the disclosure in the Management's Discussion and Analysis Section contained in the Form10-QSB for the quarter ended June 30, 2001 for a discussion of other meaningful factors that may affect the Company.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  ORS AUTOMATION, INC.
                                                      (Registrant)



Date:  November 13, 2001                    By:   /s/ Edward Kornstein
                                             Edward Kornstein, President